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                                                                    EXHIBIT 23.5

                          CONSENT OF FINANCIAL ADVISOR

    We hereby consent to the inclusion of our opinion letter to the Board of Directors of ONBANCorp, Inc. (the "Company") as Appendix D in the Joint Proxy Statement/Prospectus relating to the proposed merger of the Company with and into First Empire State Corporation's subsidiary Olympia Financial Corp. contained in the Registration Statement on Form S-4, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

                                          SANDLER O'NEILL & PARTNERS, L.P.

February 9, 1998